                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934



                                 June 22, 2001
               Date of report (Date of earliest event reported)



                              G & L REALTY CORP.
                              ------------------
              (Exact name of registrant as specified in charter)



           Maryland                            1-12566                       95-4449388
-------------------------------------------------------------------------------------------------
(State or Other Jurisdiction of        (Commission File Number)    (IRS Employer Identification
        Incorporation)                                                          No.)

             439 N. Bedford Drive, Beverly Hills, California 90210
          ----------------------------------------------------------
             (Address of principal executive offices)   (Zip code)

       Registrant's telephone number including area code: (310) 273-9930

                                Not applicable.
      ------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.   Other Events.

          On June 6, 2001, G&L Realty Corp. (the "Company") reported that Lyle Weisman and certain of his associates (the "Weisman Group") delivered to the special committee of the board of directors a proposal to acquire, at the election of the Company, either (a) all of the issued and outstanding common stock of the Company or (b) all of the assets of the Company (the "Weisman Proposal"). On June 22, 2001, the Weisman Group delivered to the special committee a first amendment (the "First Amendment") to the original Weisman Proposal. The First Amendment amends the Weisman Proposal as follows: (a) the price per share of common stock of the Company is increased from $15.00 per share to $15.25 per share; (b) Section B of the Weisman Proposal referencing a purchase of the Company's assets is deleted; and (c) the expiration date of the proposal is extended to 5:00 p.m., Pacific Time, on Friday, July 6, 2001. The First Amendment is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Exhibit   Description
No.

99.1 Letter dated June 22, 2001 from Lyle Weisman and his associates to the special committee amending their proposal to acquire the common stock or assets of the Company.

                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              G & L REALTY CORP.


                              By:       /s/ David E. Hamer
                                        -------------------------
                                        David E. Hamer
                                        Chief Accounting Officer

DATED:    June 25, 2001